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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-98301 of Buffet's, Inc. of our report dated August 30, 2002, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

September 30, 2002